UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2009

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FIRST NATIONAL ENERGY CORPORATION

 (Exact name of registrant as specified in its charter)

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Delaware	333-62588	91-1678245
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

227 Bellevue Way NE, #227

Bellevue WA 98004

(Address of Principal Executive Office) (Zip Code)

(416) 918-6987

(Registrant’s telephone number, including area code)

FIRST NATIONAL POWER CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. This Current Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future-tense or conditional constructions ("will," "may," "could," "should," etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

ITEM 1.01

Entry into a Material Definitive Agreement.

On April 20, 2009, the Registrant entered into a preliminary letter of intent (the Agreement”) with Boreas Research Corporation (“Boreas”), a Florida corporation, pursuant to which the Registrant will acquire a territorial license to certain rights in alternative energy technology of Boreas, in exchange for a quantity of newly issued common shares of the Registrant. As a result of the proposed transaction, Boreas (or, at the option of Boreas, the shareholders of Boreas) would acquire control of the Registrant.

Additionally, pursuant to the Agreement, the two directors currently constituting the Boreas board of directors would be appointed to the board of directors of the Registrant and the current sole director of the Registrant would remain in office for the remainder of his term. The officers of the Registrant would be appointed by the reconstituted board of directors of the Registrant after the closing of the transaction contemplated by the Agreement.

The Registrant anticipates that the Agreement will be superseded by a definitive agreement, to contain the essential terms of the transaction, together with customary representations, warranties and covenants of the parties for like transactions. The consideration to be paid by the Registrant to Boreas has been determined through negotiations between the Registrant and a representative of Boreas. The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement attached to this report as Exhibit 10.1 and incorporated herein by reference.

The transaction is subject to conditions more particularly described in the attached exhibit, including a requirement that the transaction be approved by the Registrant’s stockholders.

The Registrant is currently a “shell company” as such term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act. Accordingly, in accordance with the requirements of Form 8-K, within four (4) business days following the closing of the contemplated transaction, the Registrant will be required to file an amendment to this current report containing the information that would be required if the Company were filing a general form for registration of its securities under Section 12 of the Exchange Act.

ITEM 9.01

Financial Statements and Exhibits.

(a) Exhibits.

Exhibit No.	Document
10.1	Letter of Intent, dated as of April 17, 2009, by and between First National Energy Corporation, the Registrant, and Boreas Research Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

First National Energy Corporation

By:	/s/ PETER WANNER
Peter Wanner CEO

Date:  April 20, 2009